Exhibit 99.1

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

FOR IMMEDIATE RELEASE:

BOARD OF DIRECTORS OF STONEMOR PARTNERS ANNOUNCES

RETIREMENT OF CEO

Board Searches for Permanent CEO Supported by Heidrick & Struggles

TREVOSE, PA - March 28, 2017 — The Board of Directors (the “Board”) of StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”), today announced that the Partnership’s co-founder, Lawrence Miller, has decided to retire and will step down as Chairman, President and Chief Executive Officer of StoneMor GP, effective August 31, 2017, or earlier if a successor is appointed. Mr. Miller will remain an advisor to StoneMor GP and Vice Chairman of the Board following his retirement. The Board has engaged the nationally recognized executive search firm of Heidrick & Struggles to assist in identifying candidates to replace Mr. Miller.

Robert B. Hellman, Jr., lead director of the Board of Directors and Chairman of the General Partner commented, “I have known Larry as a personal friend and a dynamic business colleague for over fifteen years and have enjoyed partnering and working with him. As the co-founder of StoneMor, Larry played an instrumental part in the formation and creation of the company, and I want to thank him for his leadership, long service and unwavering commitment to delivering on our mission: To help families memorialize each life with dignity.”

“I have been thinking about retiring for some time and wanted to ensure an orderly transition for the business,” said Mr. Miller. “It has been an honor and privilege to work with and partner with the incredible team of men and women at StoneMor and the families we serve. I am proud of our achievements, especially over the last 13 years as a public company, during which we have grown to become one of the largest owners and operators of cemeteries and funeral homes in the United States. I am grateful to our Board and associates for their unwavering encouragement and look forward to continuing to support StoneMor as a director following my retirement in August.”

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About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 316 cemeteries and 100 funeral homes in 27 states and Puerto Rico. StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this release, including, but not limited to, information regarding the Board’s expectations with respect to the appointment of Mr. Miller’s successor, and the expectation that Mr. Miller will continue to serve as a director of the Board, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including, without limitation, risks relating to the following: the Partnership’s ability to identify a suitable successor to Mr. Miller prior to his retirement date, or at all; and Mr. Miller’s ability or willingness to continue serving as a director of and advisor to StoneMor GP following his retirement. Except as required under applicable law, the Partnership assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

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